SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                               September 29, 1998

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                             THERMOTREX CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-10791                          52-1711436
(State or other               (Commission                    (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)


10455 Pacific Center Court
San Diego, California                                            92121
(Address of principal executive offices)                       (Zip Code)


                                 (619) 646-5300
                         (Registrant's telephone number
                              including area code)



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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth under the heading "Forward-looking Statements" in
Exhibit 13 to ThermoTrex Corporation's Annual Report for the fiscal year ended September 27, 1997. These include risks and uncertainties relating to: product development and commercialization, market acceptance, government regulation and healthcare reform, patient reimbursement, competition, management of growth, ability to attract qualified personnel, intellectual property rights and litigation, product liability, dependence on significant OEM relationships, risks associated with ThermoTrex's acquisition and spinout strategies, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On September 29, 1998, ThermoTrex Corporation ("ThermoTrex") issued a press release announcing that its ThermoLase Corporation ("ThermoLase") subsidiary will record aftertax restructuring and other charges totaling approximately $15 million in its fourth fiscal quarter, ending October 3, 1998. ThermoLase will incur a charge of approximately $8.3 million as a result of its decision to close three of its domestic Spa Thira locations along with the spa in France. In addition, ThermoLase will incur a charge of $6.7 million to write off certain tax assets, primarily loss carryforwards. These charges will reduce fourth quarter 1998 diluted earnings per share by approximately $.79. ThermoTrex estimates that these actions will result in fiscal 1999 operating savings of approximately $2 million.

      ThermoLase will close its spas in Miami and Palm Beach, Florida, and in La Jolla, California. The remaining 11 domestic spas will be converted into full-service, luxury day spas, under the Greenhouse name.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of September, 1998.



                                          THERMOTREX CORPORATION


                                          By:/s/ Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer